UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8‑K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	December 12, 2013

A. SCHULMAN, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-7459	34-0514850
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3637 Ridgewood Road, Fairlawn, Ohio	44333
(Address of principal executive offices)	(Zip Code)

(330) 666-3751
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17
CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17
CFR 240.13e-4(c))

ITEM 5.07    SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

On December 12, 2013, A. Schulman, Inc. (the “Company”) held its 2013 Annual Meeting of Stockholders (the “Annual Meeting”) for the purposes of: (i) electing eleven directors for a term expiring at the 2014 Annual Meeting of Stockholders; (ii) ratifying the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending August 31, 2014; and (iii) approving, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in its proxy statement. As of the close of business on October 18, 2013, the record date for the Annual Meeting, 29,121,126 shares of common stock, $1.00, par value, were outstanding and entitled to vote. At the Annual Meeting, 27,437,350, or approximately 94.21%, of the outstanding shares of common stock entitled to vote were represented in person or by proxy. The results of the voting at the Annual Meeting are as follows:

1.	Election of eleven directors:

Name	Votes For	Votes Against	Abstentions	Broker Non-Votes

Eugene R. Allspach	24,786,570	420,593	255,452	1,974,735

Gregory T. Barmore	25,030,386	175,263	256,966	1,974,735

David G. Birney	24,784,559	422,604	255,452	1,974,735

Howard R. Curd	25,009,022	196,627	256,966	1,974,735

Joseph M. Gingo	24,703,204	505,960	253,451	1,974,735

Michael A. McManus, Jr.	24,512,969	696,195	253,451	1,974,735

Lee D. Meyer	25,036,982	172,182	253,451	1,974,735

James A. Mitarotonda	25,034,003	175,160	253,452	1,974,735

Ernest J. Novak, Jr.	25,034,621	173,293	254,701	1,974,735

Dr. Irvin D. Reid	24,778,813	428,349	255,453	1,974,735

John B. Yasinsky	24,888,341	320,848	253,426	1,974,735

2.	Ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for the fiscal year ending August 31, 2014:

Votes For	Votes Against	Abstentions	Broker Non-Votes
27,148,317	251,179	37,854	—

3.	Approval, on an advisory basis, of the compensation of the Company's named executive officers:

Votes For	Votes Against	Abstentions	Broker Non-Votes
24,906,836	408,071	147,708	1,974,735

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

A. Schulman, Inc.

By:	/s/ David C. Minc
David C. Minc
Vice President, Chief Legal Officer and Secretary

Date: December 13, 2013